CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Vanguard Index Funds of our reports dated February 13, 2019, relating to the financial statements and financial highlights, which appear in Vanguard 500 Index Fund, Vanguard Extended Market Index Fund, Vanguard Growth Index Fund, Vanguard Large-Cap Index Fund, Vanguard Mid-Cap Growth Index Fund, Vanguard Mid-Cap Index Fund, Vanguard Mid-Cap Value Index Fund, Vanguard Total Stock Market Index Fund and Vanguard Value Index Fund’s Annual Reports on Form N-CSR for the year ended December 31, 2018, and of our report dated February 14, 2019, relating to the financial statements and financial highlights, which appear in Vanguard Small-Cap Growth Index Fund, Vanguard Small-Cap Index Fund and Vanguard Small-Cap Value Index Fund’s Annual Report on Form N-CSR for the year ended December 31, 2018. We also consent to the references to us under the headings “Financial Highlights”, “Service Providers—Independent Registered Public Accounting Firm” and “Financial Statements” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

April 24, 2019